EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q (the “Report”) for the quarter ended October 31, 2009, each of the undersigned hereby certifies that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.

/s/ Stephen J. Price	December 15, 2009
Stephen J. Price
President & Chief Executive Officer

/s/ Tara Chicatelli	December 15, 2009
Tara Chicatelli
Chief Financial Officer